UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 6, 2021

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
 (Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On January 6, 2021, American Resources Corporation (“AREC” or the “Company”) received a letter from Nasdaq Regulation (“Nasdaq”) indicating that the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end of December 31, 2019 as required by Nasdaq Listing Rule 5620(a).

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s stock on the Nasdaq Capital Market. Under the Listing Rules, the Company has 45 calendar days, or until February 22, 2021, to submit a plan to regain compliance including the scheduling and timetable of its annual meeting of shareholders. If the submitted plan is accepted, Nasdaq may grant an exception of up to 180 calendar days from the Company’s fiscal year end of December 31, 2020, or until June 29, 2021, to regain compliance.

American Resources has submitted its plan to Nasdaq and is committed to execute its plan and to hold its annual meeting of shareholders in a timeframe that meets the proposed exemption period afforded by Nasdaq and its Listing Rules. The Company expects that following its annual meeting of shareholders it will have regained full compliance with the Nasdaq Listing Rules.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description
99.1	Notification Letter from Nasdaq dated January 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: January 8, 2021	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer